INVESTMENT SUB-ADVISORY AGREEMENT


         AGREEMENT, dated as of August 8, 2000, by and between Stockback Advisers, LLC, a Delaware limited liability company (the "Adviser"), and Merrill Lynch Investment Managers, L.P., a Delaware limited partnership (the "Sub-Adviser").

         WHEREAS, The Stockback Trust, a Delaware business trust (the "Trust"), is registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

         WHEREAS, the Trust is and will continue to be a series fund having one or more investment portfolios, each with its own investment objectives, policies and restrictions;

         WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") and is the investment manager to the Trust;

         WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act;

         WHEREAS, the Investment Company Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract meeting the requirements of Section 15 of the Investment Company Act;

         WHEREAS, the Board of Directors of the Trust and the Adviser desire that the Adviser retain the Sub-Adviser to render investment advisory services to that series of the Trust known as the Stockback Fund (the "Portfolio") in the manner and on the terms hereinafter set forth, which Portfolio is more particularly described in the Trust's Registration Statement on Form N-1A, as initially filed with the Securities and Exchange Commission (the "SEC") on September 16, 1999, as further amended from time to time; and

         WHEREAS, Stockback.com LLC ("Stockback") and Stockback Capital, LLC ("Stockback Capital"), each an "affiliated person" of the Trust as such term is defined in Section 2(a)(3) of the Investment Company Act, jointly operate a Web site ("Stockback Web Site") as part of a consumer stock ownership program sponsored by Stockback and Stockback Capital that allows customers to directly access the Web sites of merchants and other providers of goods and services that participate in the consumer stock ownership program ("Merchants");

         NOW, THEREFORE, the Adviser and the Sub-Adviser agree as follows:

1.       APPOINTMENT OF SUB-ADVISER

         The Adviser hereby appoints the Sub-Adviser to act as investment sub-adviser for the Portfolio, subject to the supervision and control of the Adviser and the Trustees of the Trust, and in accordance with the terms and conditions of this Agreement. The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Trust or the Adviser except as expressly authorized in this Agreement or another writing by the Trust, the Adviser and the Sub-Adviser.

2.       SERVICES TO BE RENDERED BY THE SUB-ADVISER TO THE TRUST

         A. As investment sub-adviser to the Portfolio, the Sub-Adviser will manage the investment and reinvestment of the assets of the Portfolio and determine the composition of the assets of the Portfolio, subject always to the supervision and control of the Adviser and the Trustees of the Trust. Notwithstanding the foregoing, the Sub-Adviser shall have absolute discretion over the management of the portfolio, subject only to applicable law, the investment policies and objectives set forth in the Prospectus and Statement of Additional Information and to any instructions received from the Trust's Board of Trustees. Accordingly, no party other than the Sub-Adviser shall cause the Portfolio to (i) invest or reinvest the assets of the Portfolio in the securities of any particular issuer, (ii) effect any particular transaction or series of transactions on behalf of the Portfolio that would have the economic effect of an investment in the securities of any particular issuer, or (iii) sell or otherwise dispose of any assets of the Portfolio, including without limitation Merchants whose securities are publicly traded.

         B. As part of the services it will provide hereunder, the Sub-Adviser will:

                  (i) obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Portfolio or are under consideration for inclusion in the Portfolio;

                  (ii) formulate and implement a continuous investment program for the Portfolio;

                  (iii) take whatever steps are necessary to implement the investment program for the Portfolio by the purchase and sale of securities and other investments, including the placing of orders for such purchases and sales;

                  (iv) keep the Trustees of the Trust and the Adviser fully informed on an ongoing basis of all facts concerning the investment and reinvestment of the assets in the Portfolio, the Sub-Adviser and its personnel and operations which the Sub-Adviser determines in its reasonable judgment to be material, make regular and special written reports of such additional information concerning the Portfolio as may reasonably be requested from time to time by the Adviser or the Trustees of the Trust and attend meetings with the Adviser and/or the Trustees, as reasonably requested, to discuss the foregoing,

                  (v) provide pricing information to the Trust to assist the Trust in making determinations of the fair value of certain portfolio securities when market quotations are not readily available for the purpose of calculating the Portfolio's net asset value in accordance with procedures and methods established by the Trustees of the Trust;


                  (vii) cooperate with and provide reasonable assistance to the Adviser, the Trust administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and the Adviser, provide such information with respect to the Portfolio as they may reasonably request from time to time in the performance of their obligations to the Trust and the Adviser, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations;

                  (viii) make the Sub-Adviser's personnel responsible for the Portfolio reasonably available during business hours to engage in discussions concerning the Portfolio with third parties, including, without limitation, Merchants, prospective Merchants, and, subject to and only to the extent consistent with the Sub-Adviser internal policies regarding such contacts, which policies have previously been furnished to the Adviser, industry analysts and members of the media, provided, however, that the content of any conversations with such third parties shall be subject to the prior approval of Stockback; and

         C. The Sub-Adviser's investment authority shall include advice with regard to purchasing, selling, covering open positions, and generally dealing in financial futures contracts and options thereon, in accordance with Rule 4.5 of the Commodity Futures Trading Commission (the "Commission").

         The Sub-Adviser shall have the authority to act as the Portfolio's true and lawful attorney-in-fact, with full power of substitution and revocation, in its name, place and stead to take action in the Portfolio's name to the extent necessary or desirable to fulfill the purposes of this Agreement, including, without limitation, (i) to open and maintain trading accounts relating to any type of financial instrument the Portfolio is authorized to trade, on the Portfolio's behalf, (ii) to execute and deliver such contracts and other documents on the Portfolio's behalf as the Sub-Adviser, in its discretion, deems necessary or desirable to establish such trading accounts or otherwise to effect authorized investments on the Portfolio's behalf, (iii) to act, at the Sub-Adviser's discretion, in the Portfolio's name to enforce the Portfolio's rights and remedies under such contracts or documents, and (iv) to direct the Portfolio's custodian to deposit, on behalf of the Portfolio, such of the Portfolio's securities and other property as the Sub-Adviser deems desirable as margin or collateral in connection with such trading accounts, to direct the custodian with respect to securities lending activity (to the extent such activity is authorized by the Board of Trustees of the Portfolio) and otherwise direct payments of cash, securities and other property into such trading accounts as the Sub-Adviser deems desirable.

          D. In furnishing services hereunder, the Sub-Adviser shall be subject to, and shall perform in accordance with, but only to the extent the same reasonably relates to the Portfolio and are consistent with the scope of the Sub-Adviser's obligations as reasonably contemplated in the other provisions of this Agreement, (1) the Trust's Agreement and Trust Instrument, as the same may be hereafter modified and/or amended from time to time (the "Trust Instrument "), (2) the By-Laws of the Trust, as the same may be hereafter modified and/or amended from time to time (the "By-Laws"), (3) the currently effective Prospectus and Statement of Additional Information of the Trust filed with the SEC, as the same may be hereafter modified, amended and/or supplemented (the "Prospectus and SAI"), (4) the Investment Company Act, with the requirements applicable to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended, (5) all other applicable state and federal securities and other laws, (6) all regulations with respect to the foregoing,
(7) the Trust's Compliance Manual and other policies and procedures adopted from time to time by the Board of Trustees of the Trust and (8) the written instructions of the Adviser. In managing the Portfolio in accordance with these requirements, the Sub-Adviser shall be entitled to receive and act upon advice of counsel to the Portfolio or other counsel acceptable to the Adviser. Until the Adviser or the Portfolio's counsel delivers any supplements or amendments to the documents described above to the Sub-Adviser, the Sub-Adviser shall be fully protected in relying on the most recent versions of such documents previously furnished to the Sub-Adviser.

         E. The Sub-Adviser, at its expense, will furnish: (i) all necessary investment and management facilities and investment personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Agreement; and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the Sub-Adviser's duties under this Agreement. The Sub-Adviser shall not be responsible for other expenses of the Portfolio, including, without limitation, fees of the Portfolio's independent public accountants, transfer agent, custodian and other service providers who are not employees of the Sub-Adviser; brokerage commissions and other transaction-related expenses; accounting and tax reporting, including the expense of obtaining quotations that may be necessary to determine the Portfolio's net asset value; taxes levied against the Portfolio or any of its property; interest expenses of the Portfolio; the costs of share holder reporting; the costs of maintaining the registration of the Portfolio's shares with any federal or state regulatory body; the costs of a fidelity bond or other insurance premiums; trustees' fees; and legal expenses.

         F. The Sub-Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Sub-Adviser is directed at all times to seek to execute brokerage transactions for the Portfolio in accordance with such policies or practices as may be established by the Board of Trustees and described in the Trust's Prospectus and SAI, subject to the Sub-Adviser seeking to obtain best execution. In placing orders for the purchase or sale of investments for the Portfolio, in the name of the Portfolio or its nominees, the Sub-Adviser shall use its best efforts to obtain for the Portfolio the most favorable price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

         G. Subject to the appropriate policies and procedures approved by the Board of Trustees, the Sub-Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, cause the Portfolio to pay a broker or dealer that provides brokerage or research services to the Adviser, the Sub-Adviser, and the Portfolio an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Sub-Adviser's overall responsibilities to the Portfolio or its other advisory clients. To the extent authorized by said Section 28(e) and the Trust's Board of Trustees, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. Subject to seeking the most favorable price and execution, the Board or Trustees or the Adviser may direct the Sub-Adviser to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to: (i) pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment or (ii) finance activities that are primarily intended to result in the sale of Trust shares. The Board of Trustees and Adviser acknowledge that such directed brokerage transactions will be effected consistently with the Sub-Adviser's policy as disclosed in its Form ADV.

         H. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Sub-Adviser, the Sub-Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

         I. The Sub-Adviser will maintain all accounts, books and records with respect to the Portfolio as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and the rules and regulations promulgated thereunder and shall file with the SEC all forms pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, with respect to the discretionary management of the assets of the Portfolio.

         J. Unless the Trust gives written instructions to the contrary, the Sub-Adviser shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested in a manner which best serves the interests of the Portfolio's shareholders. The Sub-Adviser shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Portfolio's shareholders. The Sub-Adviser shall maintain a record of how the Sub-Adviser voted and such record shall be available to the Trust or Adviser upon request. In addition, unless the Trust gives written instructions to the contrary, the Sub-Adviser is authorized to act on the Portfolio's behalf in connection with tender offers, exchange offers and similar matters, as the Sub-Adviser deems in the best interests of the Portfolio.

3.       COMPENSATION OF ADVISER

         The Adviser will pay the Sub-Adviser an advisory fee with respect to the Portfolio on a quarterly basis in arrears at the annual rate specified in Appendix A to this Agreement. The advisory fee due and payable hereunder shall be calculated and accrued daily by multiplying the net asset value of the Portfolio at the close of the immediately preceding business day (as defined in the Prospectus and SAI) by the annual rate specified in Appendix A and dividing the result by the number of days in the year. The advisory fee due and payable hereunder on account of the days in any calendar quarter shall be due and payable within ten (10) business days following the end of such calendar quarter.

4.       LIABILITY AND INDEMNIFICATION

         (a) Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Sub-Adviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser or the Trust as a result of any error of judgment or mistake of law by the Sub-Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser for, and the Sub-Adviser shall indemnify and hold harmless the Trust, the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in
Section 15 of the Securities Act of 1933) (collectively, the "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnities may become subject under the Securities Act of 1933, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (a) any willful misconduct, bad faith, reckless disregard or gross negligence of the Sub-Adviser in the performance of any if its duties or obligations hereunder or (b) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser or the Trust by an Sub-Adviser Indemnitee (as defined below) for use therein.

         (b) Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Adviser and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Sub-Adviser as a result of any error of judgment or mistake of law by the Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Sub-Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933) (collectively, the "Sub-Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Adviser Indemnities may become subject under the Securities Act of 1933, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (a) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any if its duties or obligations hereunder or (b) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Trust by an Sub-Adviser Indemnitee for use therein.

5.       EXCLUSIVITY

         The services of the Sub-Adviser to the Portfolio and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies.

6.       SUPPLEMENTAL ARRANGEMENTS

         The Sub-Adviser may from time to time employ or associate with itself any person it believes to be particularly fitted to assist it in providing the services to be performed by the Sub-Adviser hereunder provided, that no such person shall perform any services with respect to the Portfolio which would constitute an assignment or require a written advisory agreement pursuant to the Investment Company Act. Any compensation payable to such persons shall be the sole responsibility of the Sub-Adviser, and neither the Adviser nor the Trust shall have any obligations with respect thereto.

7.       REGULATION

         The Sub-Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

8.       RECORDS

         The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Sub-Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order for the Sub-Adviser to carry out its duties and legal responsibilities. In the event of the termination of this Agreement, all such records shall promptly be returned to the Trust by the Sub-Adviser, upon request, free from any claim or retention of rights therein (except to the extent necessary for the Sub-Adviser to fulfill its legal responsibilities). The Sub-Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if it deems such disclosure to be necessary in the ordinary course of business, the Trust has authorized such disclosure, if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or such disclosure is otherwise required pursuant to the legal process.

9.       DURATION OF AGREEMENT

         This Agreement shall become effective with respect to the Portfolio on the date hereof. This Agreement shall be for a period of two years ("Initial Term") and shall continue from year to year thereafter but only so long as each such continuance is specifically approved at least annually by the vote of a majority of the Board of Trustees and by the vote of a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) ("Independent Trustees") of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

10.      TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Portfolio on sixty (60) days' prior written notice to the Adviser and the Sub-Adviser, by the Adviser on sixty (60) days' prior written notice to the Trust and the other party, or by the Sub-Adviser at any time after the Initial Term on sixty (60) days' prior written notice to the Trust and the other party. This Agreement will automatically terminate, effective upon notice to the Sub-Adviser, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act) or in the event the Investment Management Agreement between the Adviser and the Trust is assigned or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

11.      PROVISION OF CERTAIN INFORMATION BY ADVISER

         The Sub-Adviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

         A. the Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

         B. the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which the Trust is a member of the plaintiff class by reason of the Portfolio's ownership of shares in the defendant); and/or

         C. the chief executive officer or controlling stockholder of the Sub-Adviser or the Portfolio Manager of the Portfolio changes or there is otherwise an actual change in control (whether through sale of all or substantially all the assets of the Sub-Adviser or a material change in management of the Sub-Adviser).

12.      USE OF ADVISER'S NAME

         The parties agree that the name "Merrill Lynch", the names of the Sub-Adviser's affiliates within [Merrill Lynch & Co. Inc.], and any derivative or logo or trademark or service mark or trade name (including, but not limited to, [ ]) are the valuable property of the Sub-Adviser and its affiliates. The Adviser and the Trust shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names ("Brand Content") only with the prior written approval of the Sub-Adviser, in its sole discretion, provided, however, that the Adviser and the Trust shall have the right without prior approval to disclose in plain text solely on the Stockback Web Site (including use of the Merrill Lynch & Co. Inc. logo solely on the Stockback Web Site), or as required by the Investment Company Act, the fact that the Sub-Adviser is rendering investment advisory services to the Portfolio. The Sub-Adviser hereby consents to the name "The Stockback Fund" or "The Stockback Mutual Fund" as the designated name of the Portfolio. Upon termination of this Agreement, the Adviser and the Trust shall forthwith cease to use such Brand Content.

13.      REPRESENTATIONS

         (a) The Adviser hereby warrants and represents to the Sub-Adviser  that
(i) it has obtained all applicable licenses, permits, registrations and approvals that may be required in order to serve in its designated capacities with respect to the Portfolio, and shall continue to keep current such licenses, permits, registrations and approvals for so long as this Agreement is in effect;
(ii) it is not prohibited by the Investment Company Act or other applicable laws and regulations from performing the services contemplated by this Agreement;
(iii) it will immediately notify the Sub-Adviser of the occurrence of any event that would disqualify it from serving in its designated capacities with respect to the Portfolio; and (iv) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Adviser and is a valid and binding agreement of the Adviser enforceable in accordance with its terms.

         (b) The Sub-Adviser  hereby warrants and represents to the Adviser that
(i) it has obtained all applicable licenses, permits, registrations and approvals that may be required in order to serve in its designated capacities with respect to the Portfolio, and shall continue to keep current such licenses, permits, registrations and approvals for so long as this Agreement is in effect;
(ii) it is not prohibited by the Investment Company Act or other applicable laws and regulations from performing the services contemplated by this Agreement;
(iii) it will immediately notify the Adviser of the occurrence of any event that would disqualify it from serving in its designated capacities with respect to the Portfolio; and (iv) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Sub-Adviser and is a valid and binding agreement of the Sub-Adviser enforceable in accordance with its terms.

14.      AMENDMENTS TO THE AGREEMENT

         Any amendments to this Agreement must be in writing and signed by both the Adviser and the Sub-Adviser. Further, except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Portfolio (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Portfolio affected by the amendment or all the portfolio of the Trust.

15.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement of the parties with respect to the Portfolio.

16.      HEADINGS

         The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

17.      NOTICES

         All notices  required to be given pursuant to this  Agreement  shall be
(i) delivered or mailed to the last known business address of each applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt or (ii) sent by facsimile transmission to the other party at the following facsimile number (with respect to Stockback, 212-937-4001; with respect to the Sub-Adviser, [ - ]) and followed by written confirmation of such notice delivered in accordance with clause (i) of this section. The specific person to whom notice shall be provided for each party will be specified in writing to the other party. Notice shall be deemed given on the date delivered, mailed or sent by facsimile transmission in accordance with this paragraph.

18.      SEVERABILITY

         Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

19.      GOVERNING LAW

         The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

20.      INTERPRETATION

         Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

    STOCKBACK ADVISERS, LLC              Merrill Lynch Investment Managers, L.P.


    By: /s/ C. Eric Peters                  By:/s/ Sidney F. Hoots
        -----------------                      ---------------------------
         C. Eric Peters                          Sidney F. Hoots
         Chief Operating Officer                 Managing Director

                                   APPENDIX A
                                       To
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                      With
                                   SUB-ADVISER



 Portfolio                                         Annual Sub-Advisory Fee

 Stockback Fund                                    0.30% (30 basis points) of the Portfolio's  daily net
                                                   assets,  provided that,  during the first three years
                                                   of this Agreement,  the Sub-Adviser shall be entitled
                                                   to receive from the Adviser the following  amounts if
                                                   greater  than  0.30%  of the  Portfolio's  daily  net
                                                   assets during any such year:
                                                   First Year:  $25,000
                                                   Second Year:  $50,000
                                                   Third Year: The sum of $500,000  minus  aggregate fee
                                                   paid to the  Sub-Adviser  by the Adviser in the first
                                                   two years.